EXHIBIT 21

CHIQUITA BRANDS INTERNATIONAL, INC.

SUBSIDIARIES

As of March 1, 2004, the major subsidiaries of the Company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

	Organized Under Laws of	Percent of Voting Securities Owned by Immediate Parent
Chiquita Brands L.L.C.	Delaware	100%
American Produce Company	Delaware	100%
Chiquita Banana Company B.V.	Netherlands	100%
Hameico Fruit Trade GmbH	Germany	100%
Atlanta AG	Germany	100%
Atlanta World Trade GmbH	Germany	100%
Atlanta Finanz Service GmbH & Co. KG	Germany	100%
Chiquita Finland Oy	Finland	100%
Chiquita Italia, S.p.A.	Italy	100%
Chiquita Tropical Fruit Company B.V.	Netherlands	100%
Chiquita Compagnie des Bananes	France	100%
Chiquita Fresh North America L.L.C.	Delaware	100%
CB Containers, Inc.	Delaware	100%
Chiquita Frupac Inc.	Delaware	100%
Chiquita International Trading Company	Delaware	100%
Chiquita Far East Holdings B.V.	Netherlands	100%
Chiquita International Limited	Bermuda	100%
Agricola El Retiro, S.A.	Colombia	100%
Bocas Fruit Co. L.L.C.	Delaware	100%
C.I. Bananos de Exportacion S.A.	Colombia	100%
Exportadora Chiquita-Enza Chile Limitada	Chile	100%
Servicios Chiquita-Enza Chile Limitada	Chile	100%
Compania Bananera Atlantica Limitada	Costa Rica	100%
Compania Bananera Guatemalteca Independiente, S.A.	Guatemala	100%
Great White Fleet Ltd.	Bermuda	100%
BVS Ltd.	Bermuda	100%
CDV Ltd.	Bermuda	100%
CDY Ltd.	Bermuda	100%
CRH Shipping Ltd.	Bermuda	100%
Danfund Ltd.	Bermuda	100%
Danop Ltd.	Bermuda	100%
GPH Ltd.	Bermuda	100%
Great White Fleet (US) Ltd.	Bermuda	100%
GWF Management Services Ltd.	Bermuda	100%
Tela Railroad Company Ltd.	Bermuda	100%
M.M. Holding Ltd.	Bermuda	100%
	(Continued)

EXHIBIT 21 (cont.)

CHIQUITA BRANDS INTERNATIONAL, INC.

SUBSIDIARIES

	Organized Under Laws of	Percent of Voting Securities Owned by Immediate Parent
Chiriqui Land Company	Delaware	100%
Puerto Armuelles Fruit Company, Ltd.	Delaware	100%
Compania Agricola del Guayas	Delaware	100%
Compania Mundimar, S.A.	Costa Rica	100%
Maritrop Trading, L.L.C.	Delaware	100%

The names of approximately 190 subsidiaries have been omitted. In the aggregate these subsidiaries, after excluding approximately 140 foreign subsidiaries whose immediate parents are listed above and that are involved in fresh foods operations, do not constitute a significant subsidiary. The consolidated financial statements include the accounts of CBII, controlled majority-owned subsidiaries and any entities that are not controlled but require consolidation in accordance with FASB Interpretation No. 46, “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51.”